Exhibit 4.2
                                                                    -----------


                                     FORM OF

                                ESCROW AGREEMENT


     This Escrow Agreement (the "Escrow Agreement") dated as of _______, 2002 is by and among Wentworth III, Inc., a Delaware corporation (the "Company"), Key Bank National Association, World Trade Center Branch, located at 1675 Broadway, Suite 200, Denver, Colorado 80202 (the "Escrow Agent") and Corporate Stock Transfer, Inc., a Colorado corporation (the "Administrator").

                                    RECITALS

     WHEREAS, the Company is offering for sale to the public 50,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company, at a price of $1.00 per share;

     WHEREAS, the Shares are being offered on a "best efforts, all or none" basis in accordance with the terms and conditions set forth in the prospectus dated __________, 2002 (the "Prospectus") included in the Company's Registration Statement on Form SB-2 (SEC File No. 333-75044), as amended (the "Registration Statement");

     WHEREAS, the public offering of the Shares is subject to and is being conducted in accordance with Rule 419 of the Securities Act of 1933, as amended (the "Securities Act") pertaining to public offerings by companies commonly referred to as "blank check companies";

     WHEREAS, the public offering of the Shares commenced on the date of the Prospectus and will end the earlier of the receipt and acceptance by the Company of subscriptions for 50,000 Shares or 90 days after the date of the Prospectus;

     WHEREAS, subscribers for Shares shall deposit with the Escrow Agent, by check or wire transfer payment, the aggregate subscription price for the Shares subscribed for;

     WHEREAS, all funds representing the subscription price of Shares subscribed for shall be deposited and held in an escrow account (the "Escrow Account") established by and maintained with the Escrow Agent as an insured depositary institution within the meaning of Rule 419(b)(1)(i)(A) of the Securities Act;

     WHEREAS, the Company desires to appoint the Escrow Agent as the escrow agent for the Escrow Account, on the terms and conditions set forth herein in order to comply with the requirements of Rule 419 of the Securities Act and the requirements of Section 11-51-302(6) of the Colorado Securities Act;

     WHEREAS, if subscriptions for 50,000 Shares have not been received and accepted by the Company and $50,000 of funds have not been deposited into the Escrow Account within 90 days after the date of the Prospectus, all funds and interest, if any, shall be returned promptly to the subscribers;

     WHEREAS, if subscriptions for 50,000 Shares have been received and accepted by the Company and $50,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the Company will deposit into the Escrow Account stock certificates in the name of each subscriber representing the number of Shares purchased from the Company;

     WHEREAS, if subscriptions for 50,000 Shares have been received and accepted by the Company and $50,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the escrowed funds and the stock certificates deposited by the Company shall be held in the Escrow Account for a period thereafter of up to 18 months after the date of the Prospectus (the "Post-Offering Period") until the escrowed funds and the escrowed stock certificates are released and delivered in accordance with the terms and conditions set forth herein;

     WHEREAS, the escrowed Shares being held in the Escrow Account may not be transferred except in accordance with the terms and conditions set forth herein; and

     WHEREAS, the Administrator agrees to provide certain administrative services in connection with establishing and maintaining the Escrow Account including, but not limited to, receiving checks from and corresponding with subscribers; and

     WHEREAS, the Escrow Agent agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements set forth below, the parties hereby agree as follows:

     1. Appointment of Escrow Agent and Establishment of Escrow Account.
        ----------------------------------------------------------------

     The Company hereby appoints the Escrow Agent as the escrow agent hereunder in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall establish and maintain the separate Escrow Account in the name of "Wentworth III, Inc. Escrow Account" as an insured depositary institution within the meaning of Rule 419(b)(1)(i)(A) of the Securities Act. The Escrow Account shall not bear interest until subscriptions for 50,000 Shares have been received and accepted by the Company. After such receipt and acceptance the Escrow Account shall bear interest. The Escrow Account shall be maintained and administered and the escrowed funds and the escrowed securities shall be released and delivered in accordance with the terms and conditions set forth herein.

     2. Deposit of Funds.
        -----------------

     (a) All funds received by the Escrow Agent from subscribers for the Shares shall be deposited and held in the Escrow Account. The Escrow Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, or other instruments received on account of subscriptions for Shares. Any check returned unpaid to the Escrow Agent shall be returned by the Escrow Agent to the subscriber. In such cases, the Escrow Agent shall promptly notify the Company of such return. The Escrow Agent shall provide information to the Company as to the funds deposited into the Escrow Account and the collection status of such funds. As used herein, "collection" means the normal process by which a bank clears checks and collects funds thereon. The Company shall provide information to the Escrow Agent as to each subscriber's name, address, number of Shares subscribed for and the subscription price paid therefor, and such other information concerning the subscribers as the Escrow Agent may reasonably request.

     (b) If the Company rejects any subscription for which the Escrow Agent has collected funds from the subscriber, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly issue a check for the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not submitted a rejected subscriber's check for collection, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly remit the subscriber's check directly to the subscriber.

     (c) All funds received by the Escrow Agent pursuant to this Escrow Agreement and deposited and held in the Escrow Account may be invested in short-term United States government securities, including treasury bills, cash and cash equivalents.

     (d) The Administrator may act on behalf of the Company or the Escrow Agent, as applicable, with respect to administrative services related to establishing and maintaining the Escrow Account and related to issuances of shares of the Company including, but not limited to, (i) receiving checks from subscribers and delivering them to the Escrow Agent for deposit in the Escrow Account, (ii) sending checks to subscribers, (iii) receiving correspondence or documentation related to any subscription for shares in the Company and responding to such correspondence or documentation, (iv) keeping records of subscriptions and issuances of shares, including maintaining a share transfer ledger, (v) receiving share certificates for deposit in the Escrow Account from the Company,
(vi) transmitting share certificates to subscribers from the Escrow Account,
(vii) acting as a liason between the Escrow Agent and the Company and (viii) other matters incidental or related to the foregoing administrative matters.

     3. Status of Funds.
        ----------------

     Until all funds in the Escrow Account are disbursed in accordance with the terms and conditions of this Escrow Agreement, all funds deposited into the Escrow Account shall be considered the property of the subscribers. The funds deposited and held in the Escrow Account shall not become the property of the Company or subject to its debts or obligations, unless and until such funds have been disbursed to the Company in accordance with the terms and conditions of this Escrow Agreement. The Escrow Agent shall not make any disbursements of funds from the Escrow Account except as expressly provided herein.

     4. Return of Funds if the Offering is not Fully Subscribed.
        --------------------------------------------------------

     If subscriptions for all 50,000 Shares have not been received and accepted by the Company and $50,000 of funds have not been deposited into the Escrow Account within 90 days after the date of the Prospectus, all funds and interest thereon, if any, shall be returned promptly to the subscribers without deduction, penalty, or expense.

     5. Deposit of Certificates if the Offering is Fully Subscribed.
        ------------------------------------------------------------

     If subscriptions for all 50,000 Shares have been received and accepted by the Company and $50,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the Company shall deposit into the Escrow Account share certificates issued in the names of each subscriber for the number of Shares sold by the Company to each subscriber. The share certificates certificates shall be held in the Escrow Account during the Post-Offering Period and shall not be released or delivered by the Escrow Agent except as expressly provided herein.

     6. Retention of Funds in the Escrow Account if the Offering is Fully
        -----------------------------------------------------------------
        Subscribed.
        -----------

     If subscriptions for all 50,000 Shares have been received and accepted by the Company and $50,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the funds shall be held in the Escrow Account during the Post-Offering Period and shall not be disbursed by the Escrow Agent except as expressly provided herein.

     7. Transfer of Securities Held in the Escrow Account.
        --------------------------------------------------

     The shares held in the Escrow Account shall not be transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In no event, however, shall any shares held in the Escrow Account be released or delivered by the Escrow Agent except as expressly provided elsewhere herein.

     8. Distributions from the Escrow Account.
        --------------------------------------

     (a) The Escrow Agent shall make distributions of the funds held in the Escrow Account during the Post-Offering Period in accordance with the instructions set forth in Schedule A attached hereto.

     (b) The Escrow Agent shall make distributions of the share certificates held in the Escrow Account during the Post-Offering Period in accordance with the instructions set forth in Schedule B attached hereto.

     (c) The parties agree that all records relating to transactions made pursuant to the Escrow Agreement and the Escrow Account shall be available, at all reasonable times, for inspection, examination and reproduction by any party hereto, or any representative of any of the parties hereto, and such persons are authorized to examine and audit the Escrow Account pursuant hereto and the Escrow Agent is expressly authorized and directed to permit such examination and audit.

     9. Exculpation and Indemnification of Escrow Agent and Administrator.
        ------------------------------------------------------------------

     9.1. The Escrow Agent and the Administrator shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent and the Administrator shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent and the Administrator shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent or the Administrator by the Company and the subscribers relating to the Escrow Account, the Escrow Agent or the Administrator, as applicable, shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

     9.2. The Escrow Agent and the Administrator shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Escrow Agent and the Administrator may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent or the Administrator, as applicable, to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent and the Administrator shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent or the Administrator, as applicable, signed by the proper party or parties and, if the duties or rights of the Escrow Agent or the Administrator, as applicable, are affected, unless it shall give its prior written consent thereto.

     9.3. The Escrow Agent and the Administrator shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent or the Administrator be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property pursuant to the provisions of this Agreement. Except as specifically provided for herein, the Escrow Agent and the Administrator shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent or the Administrator pursuant to the provisions hereof. The Escrow Agent and the Administrator shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Escrow Agent or the Administrator, as applicable, has complied with the provisions of Section 2 hereunder.

     9.4. The Escrow Agent and the Administrator shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent or the Administrator, as applicable, does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     9.5. To the extent that the Escrow Agent or the Administrator becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent or the Administrator, as applicable, may pay such taxes. The Escrow Agent or the Administrator, as applicable, may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent or the Administrator, as applicable, estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent and the Administrator shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 9.6.

     9.6. The Escrow Agent and the Administrator will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent or the Administrator, as applicable, in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent or the Administrator, as applicable, hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies; provided, that such expenses or loss are not as a result of the Escrow Agent or the Administrator, as applicable, acting, or omitting to take action, in bad faith or with willful misconduct or gross negligence. Promptly after the receipt by the Escrow Agent or the Administrator, as applicable, of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent or the Administrator, as applicable, shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Escrow Agent or the Administrator, as applicable, to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent or the Administrator hereunder. For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claims, demand, action, suit or proceeding.

     9.7. Notwithstanding anything herein to the contrary, no party to this Agreement shall be indemnified for violations of Section 11-51-302(6)(b) of the Colorado Securities Act.

     10. Termination of Escrow Agreement and Resignation of Escrow Agent.
         ----------------------------------------------------------------

     10.1. This Escrow Agreement shall terminate on the final disposition of the monies and property held in the Escrow Account hereunder, provided that the rights of the Escrow Agent and the Administrator and the obligations of the other parties hereto under Sections 9 and 11 shall survive the termination hereof.

     10.2. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the subscribers at least 30 days' notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Escrow Agent is so appointed within the 60-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.

     10.3. The Administrator may resign at any time and be discharged from its duties as the Administrator hereunder by giving the Company and the subscribers at least 30 days' notice thereof. As soon as practicable after its resignation, the Administrator shall turn over to a successor administrator appointed by the Company all records, documents or other property of the Company held hereunder upon presentation of the document appointing the new administrator and its acceptance thereof. If no new administrator is so appointed within the 60-day period following such notice of resignation, the administrator may deposit the aforesaid records, documents and property with the Company.

     11. Form of Payments by Escrow Agent.
         ---------------------------------

     11.1. Any payments by the Escrow Agent to subscribers or to the persons other than the Company pursuant to the terms of this Escrow Agreement shall be made by check, payable to the order of each respective subscriber or other person.

     11.2. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

     12. Compensation.
         -------------

     12.1. For services rendered, the Escrow Agent shall receive an annual fee of $500 as compensation. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all reasonable taxes or other governmental charges. No such fee, reimbursement for costs and expenses, indemnification or any damages incurred by the Escrow Agent or any monies whatsoever shall be paid out of or chargeable to the subscription funds held in the Escrow Account.

     12.2. For services rendered, the Administrator shall receive an annual fee of $500 as compensation. The Administrator shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all reasonable taxes or other governmental charges. No such fee, reimbursement for costs and expenses, indemnification or any damages incurred by the Adminstrator or any monies whatsoever shall be paid out of or chargeable to the subscription funds held in the Escrow Account.

     13. Notices.
         --------

     Unless expressly provided herein to the contrary, notices hereunder shall be in writing, and delivered by telecopier, overnight express mail, first-class postage prepaid, delivered personally or by receipted courier service. All such notices which are mailed shall be deemed delivered upon receipt and all such notices shall be addressed as follows (or to such other address as any party hereto may from time to time designate by notice duly given in accordance with this paragraph):

          If to the Company, to:

               Wentworth III, Inc.
               650 So. Cherry Street, Suite 420
               Denver, CO 80246

          If to the Escrow Agent, to:

               Key Bank National Association, World Trade Center Branch 1675 Broadway, Suite 200
               Denver, Colorado 80202

          If to the Administrator, to:

               Corporate Stock Transfer, Inc.
               3200 Cherry Creek Drive South, Suite 430
               Denver, Colorado 80209

     14. Miscellaneous.
         --------------

     (a) Choice of Law and Jurisdiction. This Escrow Agreement shall be governed by and construed in accordance with the law of the State of Colorado as applied to agreements made and to be performed entirely in Colorado. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent court of the State of Colorado or by a United States Court sitting in Denver, Colorado exclusively. The parties agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (b) Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions, and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Escrow Agreement without (i) the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought and (ii) the written agreement of the transferee that it will be bound by the provisions of this Agreement.

     (c) Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

     (d) Amendment and Waiver. This Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

     (e) Headings. The headings of the sections hereof are included for convenience of reference only and do not form part of this Agreement.

     (f) Entire Agreement. This Agreement contains the complete agreement of the parties with respect to its subject matter and supersedes and replaces any previously made proposals, representation, warranties or agreements with respect thereto by any of the parties hereto.

              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first written above.


                                        COMPANY

                                        WENTWORTH III, INC.

                                        By:
                                            ------------------------------
                                            Name:  Kevin R. Keating
                                            Title: President


ESCROW AGENT


KEY BANK NATIONAL ASSOCIATION, WORLD TRADE CENTER BRANCH

By:
    ------------------------------
    Name:
    Title:


ADMINISTRATOR


CORPORATE STOCK TRANSFER, INC.

By:
    ------------------------------
    Name:
    Title:





           [SIGNATURE PAGE TO ESCROW AGREEMENT OF WENTWORTH III, INC.]

                                   SCHEDULE A
                                   ----------

     1. Release of Escrow Assets to the Company. Funds and interest, if any, held in the Escrow Account (the "Escrow Assets") shall be released to the Company in accordance with the following:

     (a) The Escrow Agent shall not release the Escrow Assets to the Company prior to:

          (i) receipt by the Escrow Agent of a signed representation from the Company, together with other evidence acceptable to the Escrow Agent, that the Company has completed a transaction or series of transactions in which the Company has entered into a specific line of business, and a written confirmation that the fair market value (as determined by the Company, based upon standards generally accepted by the financial community, including revenues, earnings, cash flow and book value) of the business(es) or net assets to be acquired exceeds eighty percent of the maximum offering proceeds described in the Registration Statement, as required by the Registration Statement and in which at least 50% of the gross offering proceeds is committed to a specific line of business (as defined in Section 11-51-302(6) and Rule 51-3.4 promulgated thereunder); and

          (ii) the satisfaction of all other conditions required to be satisfied by the Company for the release of the Escrow Assets, including all those set forth in (A) Rule 419(e) of the Securities Act and
               (B) the provisions of Section 11-51-302(6) and Rule 51-3.4 promulgated under the Colorado Securities Act, including the expiration of more than nine (9) days after the receipt by the Colorado Commissioner of Securities of a notice of the proposed release of funds or upon the authorization of the Commissioner of any earlier release.

The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document received in connection with this Section 1(a) of this Schedule A, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable to the other parties to this Agreement or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document.

     (b) Subject to Section 1(a) above, the Escrow Agent shall release to the Company, promptly after the Company has deposited stock certificates representing the 50,000 Shares into the Escrow Account, an amount equal to 10% of the funds held in the Escrow Account.

     (c) Subject to Section 1(a) above, the Escrow Agent shall release to the Company the balance of the funds held in the Escrow Account and interest, if any (after deducting therefrom the amount of funds and interest, if any, disbursed to the subscribers in accordance with the provisions of paragraph 2 below), promptly upon receipt by the Escrow Agent of a certificate of an authorized officer of the Company representing and warranting that:

          (i) The Company has filed a post-effective amendment to its Registration Statement (the "Post-Effective Amendment") with the Securities and Exchange Commission ("SEC"); the Post-Effective Amendment has been declared effective by the SEC; and within five business days after the effective date of the Post-Effective Amendment, the Company has sent a copy of the prospectus contained therein to the subscribers by first class mail or equally prompt means; and

          (ii) The Company has consummated a business combination with an operating business in compliance with the requirements of Rule 419 of the Securities Act within 18 months after the date of the Prospectus.

     2. Disbursement of Funds to the Subscribers. Funds and interest, if any, held in the Escrow Account (after deducting therefrom the amount of funds and interest, if any, released to the Company in accordance with the provisions of paragraph 1(b) above) shall be disbursed to the subscribers in accordance with the following:

     (a) If the Company has not received written notification from any subscriber by the 45th business day following the effective date of the Post-Effective Amendment to the Company's Registration Statement that such subscriber has elected to remain an investor, the Escrow Agent shall send to such subscriber, within five business days, such subscriber's pro rata share of the funds and interest, if any, held in the Escrow Account.

     (b) If the Company has not consummated a business combination meeting the requirements of Rule 419 of the Securities Act within 18 months after the date of the Prospectus, the Escrow Agent shall send to each subscriber, within five business days after such date, each subscriber's pro rata share of the funds and interest, if any, held in the Escrow Account.

                                   SCHEDULE B
                                   ----------

     1. Delivery of Certificates to the Subscribers. Share certificates held in the Escrow Account shall be delivered to the subscribers in accordance with the following:

     (a) The Escrow Agent shall deliver to each subscriber identified by the Company as having timely elected to remain an investor, promptly after receipt by the Escrow Agent of the officer's certificate described in paragraph 1(c) of Schedule A to the Escrow Agreement, the share certificates registered in the name of each such subscriber.

     2. Return of Certificates to the Company. Share certificates held in the Escrow Account shall be returned to the Company in accordance with the following:

     (a) The Escrow Agent shall return all of the share certificates to the Company if the Company has not consummated a business combination with an operating business in compliance with the requirements of Rule 419 of the Securities Act within 18 months after the date of the Prospectus.

     (b) The Escrow Agent shall return to the Company all share certificates registered in the name of any subscriber identified in a notice from an authorized officer of the Company as not having timely elected to remain an investor, provided that such subscriber's pro rata share of the funds, and interest, if any, held in the Escrow Account on account of the purchase of the Shares has been returned to such subscriber in accordance with paragraph 2(a) of Schedule A to the Escrow Agreement.